Exhibit 99.1

News Release

CONTACTS:

Magma Design Automation Inc.:
Gregory C. Walker	Milan G. Lazich
Chief Financial Officer	Vice President, Corporate Marketing
(408) 565-7500	(408) 565-7706
gwalker@magma-da.com	milan.lazich@magma-da.com

Magma Reports Record Revenue for First Quarter

Increases 58 percent over year-ago period

SANTA CLARA, Calif., July 28, 2004 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced financial results that include record revenue of $36.0 million for the quarter ended June 30, 2004, the first quarter of its 2005 fiscal year.

For the first quarter of fiscal 2005, Magma reported revenue of $36.0 million, compared to $22.8 million for the first quarter of fiscal 2004, an increase of 58 percent. Magma reported pro forma net income for the first quarter of fiscal 2005 of $7.7 million, or $0.18 per share (diluted), both of which are records for the company. This compares to a pro forma net income of $4.9 million, or $0.14 per share (diluted), for the first quarter of fiscal 2004. In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(2.5) million, or $(0.08) per share (diluted), for the first quarter of fiscal 2005, compared to net income of $0.1 million, or $0.00 per share (diluted), for the first quarter of fiscal 2004.

Pro forma net income for the first quarter of fiscal 2005 is GAAP net loss adjusted by excluding the effects of a $4.0 million in-process research and development charge related to Magma’s first-quarter acquisition of Mojave Inc., amortization of intangible assets, amortization of deferred compensation, restructuring charges, and charges associated with losses on equity investments. A tabular reconciliation of the pro forma to GAAP results is included in this press release.

“The quarter just concluded continued Magma’s growth trends,” said Rajeev Madhavan, Magma chairman and CEO. “It was the seventh consecutive quarter of increasing revenue as we had solid financial performance. We continue to work with designers addressing critical challenges in today’s most aggressive chip designs.”

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Magma Reports Record Revenue for First Quarter of Fiscal 2005	Page 2

Business Outlook

For Magma’s fiscal 2005 second quarter, which will end September 30, 2004, the company expects total revenue in the range of $35 million to $39 million. Pro forma EPS is expected to be in the range of $0.18 to $0.22. GAAP EPS is expected to be in the range of $0.03 to $0.07. A schedule showing a reconciliation of the business outlook for pro forma to GAAP EPS is included in this release. A Financial Disclosure Supplement containing detailed financial information intended to provide guidance and further insight into our business is available online at http://investor.magma-da.com/supplement.cfm in the Investor Relations section of the Magma website.

Conference Call

Magma will discuss the financial results for the recently completed quarter and fiscal year, including guidance going forward, during a live webcast and earnings call today at 2 p.m. PDT (5 p.m. EDT). The call will be available live by both webcast and conference call. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 661-8947, conference ID #8362625
Elsewhere:	(706) 634-2358, conference ID #8362625

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through August 4, 2004. Those without Internet access may listen to a replay of the call by telephone through August 4 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #8362625
Elsewhere:	(706) 645-9291, conference ID #8362625

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements in the “Business Outlook” section, and quotations from Magma’s executives are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: increasing competition in the EDA market; Magma’s ability to successfully integrate recently acquired businesses and technologies; the impact of the economic recession; effects terrorist activities or events in the Middle East may have on Magma, its customers and industry; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to successfully manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products

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Magma Reports Record Revenue for First Quarter of Fiscal 2005	Page 3

to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “The Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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Magma Reports Record Revenue for First Quarter of Fiscal 2005	Page 4

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2004	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$58,056	$75,346
Short-term investments	196	—
Accounts receivable, net	30,495	34,237
Prepaid expenses and other current assets	9,021	9,588

Total current assets	97,768	119,171
Property and equipment, net	18,644	15,196
Intangibles, net	89,466	62,793
Goodwill	33,587	33,529
Long-term investments	95,296	78,158
Other assets	6,392	5,628

Total assets	$341,153	$314,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,707	$1,658
Accrued expenses	19,175	19,132
Deferred revenue, current	23,429	19,947

Total current liabilities	44,311	40,737
Convertible subordinated notes	150,000	150,000
Deferred tax liabilities	15,828	5,102
Other long-term liabilities	1,755	897

Total non-current liabilities	167,583	155,999

Total liabilities	211,894	196,736

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	242,256	226,586
Deferred stock-based compensation	(1,527)	(718)
Accumulated deficit	(109,598)	(107,063)
Accumulated other comprehensive loss	(1,875)	(1,069)

Total stockholders’ equity	129,259	117,739

Total liabilities and stockholders’ equity	$341,153	$314,475

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Magma Reports Record Revenue for First Quarter of Fiscal 2005	Page 5

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30, 2004				For the Three Months Ended June 30, 2003
	As Reported	Adjust- ments		As Adjusted	As Reported	Adjust- ments		As Adjusted
Revenue:
Licenses	$30,892	$—		$30,892	$20,517	$—		$20,517
Services	5,137	—		5,137	2,296	—		2,296

Total revenue	36,029	—		36,029	22,813	—		22,813

Cost of revenue	5,042	(1,303)	A,E	3,739	3,246	(135)	A,E	3,111

Gross profit	30,987	1,303		32,290	19,567	135		19,702

Operating expenses:
Research and development	9,569	(674)	D,E	8,895	5,008	—		5,008
In-process research and development	4,009	(4,009)	C	—	—	—		—
Sales and marketing	11,267	—		11,267	7,089	—		7,089
General and administrative	3,625	—		3,625	2,438	—		2,438
Amortization of intangible assets	4,475	(4,475)	D	—	—	—		—
Amortization of stock-based compensation	458	(458)	E	—	3,978	(3,978)	E	—
Restructuring charge	502	(502)	B	—	—	—		—

Total operating expenses	33,905	(10,118)		23,787	18,513	(3,978)		14,535

Operating income (loss)	(2,918)	11,421		8,503	1,054	4,113		5,167

Interest and other income (expense):
Interest income	553	—		553	608	—		608
Interest expense	(246)	—		(246)	(111)	—		(111)
Other income (expense), net	(562)	331	F	(231)	(753)	753	F	—

Interest and other income (expense), net	(255)	331		76	(256)	753		497

Income (loss) before income taxes	(3,173)	11,752		8,579	798	4,866		5,664
Income tax benefit (provision)	638	(1,526)	G	(888)	(725)	—		(725)

Net income	$(2,535)	$10,226		$7,691	$73	$4,866		$4,939

Earnings per share – basic	$(0.08)			$0.23	$0.00			$0.16

Earnings per share – diluted	$(0.08)			$0.18	$0.00			$0.14

Shares used in calculation:
Basic	33,671			33,671	30,764			30,764

Diluted	33,671			43,286	36,152			36,152

A	Amortization of developed technology
B	Restructuring charges
C	In-process research and development
D	Amortization of intangibles
E	Amortization of deferred stock-based compensation
F	Loss on equity investments
G	Tax effect of pro forma adjustments

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Magma Reports Record Revenue for First Quarter of Fiscal 2005	Page 6

MAGMA DESIGN AUTOMATION, INC.

AS OF JUNE 30, 2004

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME PER SHARE

(Unaudited)

Quarter Ending September 30, 2004
GAAP diluted net income per share	$ 0.03 to $ 0.07
Amortization of intangibles	$0.02
Amortization of capitalized developed technology	$0.13
Amortization of deferred stock-based compensation	$0.01
Loss on equity investments	$0.01
Tax effects of pro forma adjustments	$(0.02)

Pro forma diluted net income per share	$0.18 to $0.22